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                                                                    EXHIBIT 10.1



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                           SECURITYHOLDERS AGREEMENT

                                     among

                         ENDEAVOR PHARMACEUTICALS INC.

                                      and

                        THE SECURITYHOLDERS NAMED HEREIN

                   ------------------------------------------

                           Dated as of August 8, 2000

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                           SECURITYHOLDERS AGREEMENT

         This SECURITYHOLDERS AGREEMENT (this "Agreement"), dated as of August 8, 2000, is entered into by and among ENDEAVOR PHARMACEUTICALS INC., a Delaware corporation (the "Company"), and the securityholders listed on Schedule 1 attached hereto as it may be modified and supplemented from time to time (the "Securityholders").

                              BACKGROUND STATEMENT

         As of the date hereof, as set forth on Schedule 1 attached hereto, the Securityholders own in the aggregate all of the issued and outstanding shares of capital stock of the Company and all securities exercisable or convertible into shares of capital stock of the Company.

         The Company and the Securityholders are entering into this Securityholders Agreement to provide for the continuity of management of the Company, to avoid possible dissension among the Stockholders (as hereinafter defined), to restrict the transfer of the Shares (as hereinafter defined), to provide the Rightholders (as hereunder defined) with first refusal rights, to provide the Securityholders with certain registration rights, to provide the Rightholders with certain preemptive rights and to establish certain other rights under certain conditions. With respect to Alta BioPharma Partners, L.P., the rights established pursuant to this Agreement are in addition to those separate rights granted by the Company to Alta BioPharma Partners, L.P. under that agreement of even date herewith regarding Management Rights, Investments in Certain Countries, Indemnification and Superfund Requirements, a copy of which is attached hereto as Exhibit C. This Securityholders Agreement amends and restates in its entirety the Securityholders Agreement dated as of November 17, 1995 between the Company and certain of the securityholders party thereto (the "1995 Securityholders Agreement").

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "AAI" means Applied Analytical Industries, Inc., a Delaware corporation, and its successors and assigns.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person;


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provided, however, that none of the Goldman Entities or any of their Affiliates shall be deemed an Affiliate of AAI and AAI shall not be deemed an Affiliate of any of the Goldman Entities or any of their Affiliates.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Wilmington, North Carolina are authorized or required by law or executive order to close.

         "Charter Documents" means the Restated Certificate and By-laws of the Company as in effect on the date hereof, copies of which are attached hereto as Exhibits A and B, respectively.

         "Closing Date" has the meaning assigned to such term in Section 3.1.1.

         "Common Stock" means the Common Stock of the Company.

         "Common Stock Equivalents" means (i) the Series A Preferred Stock,
(ii) the Series B Preferred Stock, (iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock, (v) the Series E Preferred Stock, (vi) any other security or obligation which is by its terms convertible into shares of Common Stock, and (vii) any warrant, option (to the extent vested), or other subscription or purchase right with respect to Common Stock or Preferred Stock convertible into Common Stock.

         "Control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Demand Registration" has the meaning specified in Section 7.1(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Employees" means R. Forrest Waldon, Thomas W. Leonard, and Stephen F. Rizzo.

         "GCL" means the General Corporation Law of the State of Delaware, as it may be amended from time to time.

         "Goldman Entities" means GS Capital Partners, GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 1995, L.P., and Bridge Street Fund 1995, L.P., collectively.

         "GS Capital Partners" means GS Capital Partners II, L.P., a Delaware limited partnership, and its successors and assigns.


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         "Initial Public Offering" has the meaning assigned to such term in the
Restated Certificate.

         "Involuntary Transfer" means any transfer, proceeding or action by or in which a Securityholder shall be deprived or divested of any right, title, or interest in or to any of its Shares including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to a voluntary filing or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto), or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action and any merger of such Securityholder with another Person in which such Securityholder is not the survivor of such merger, including a merger in which the equity holders of such Securityholder immediately prior to such merger do not own immediately after such merger a majority stake of the survivor of such merger.

         "Involuntary Transferee" has the meaning assigned to such term in
Section 3.2.1.

         "Key Employee Warrants," has the meaning assigned to such term in
Section 6.2

         "Liens" has the meaning assigned to such term in section 3.1.5.

         "Liquidation Preference" has the meaning assigned to such term in the Restated Certificate.

         "MPM Capital" means MPM Asset Management LLC, a limited liability company organized under the laws of Delaware.

         "MPM Entities" means MPM BioVentures II, L.P., MPM BioVentures II-QP, L.P., MPM BioVentures GmbH & CO. Parallel-Beteiligungs KG and MPM Asset Management Investors 2000 B LLC, collectively.

         "Offered Securities" has the meaning assigned to such term in Section 3.1.1.

         "Offering Notice" has the meaning assigned to such term in Section
3.1.1.

         "Offer Price" has the meaning assigned to such term in Section 3.1.1.

         "Option Period" has the meaning assigned to such term in Section
3.1.3.

         "Permitted Transferee" has the meaning assigned to such term in
Section 2.2.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.


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         "Piggyback Registration" has the meaning specified in Section 7.2(a).

         "Preferred Stock" means the capital stock of the Company having rights, preferences, or powers ranking senior to those of the Common Stock and includes, without limitation, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock.

         "Purchasing Rightholders" has the meaning assigned to such term in
Section 3.1.3(c), subject to the limitation in the definition of "Rightholders" contained herein.

         "Qualified IPO" has the meaning assigned to such term in the Restated Certificate.

         "Registrable Securities" means (i) shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, (ii) shares of Common Stock issued or issuable upon exercise of the Sutro Warrant, the Robinson-Humphrey Warrants or the Key Employee Warrants, and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued
as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares of Common Stock referenced in (i) and (ii) above, excluding in all cases, however, any securities sold (y) pursuant to a registration statement that has been declared effective and such securities have been disposed of pursuant to such effective registration statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person is the holder of record or has the right to acquire such Registrable Securities (by conversion or otherwise but disregarding any restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

         "Registration Expenses" has the meaning specified in Section 7.5(a).

         "Restated Certificate" means the Company's Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware in conjunction with the sale of Series E Preferred Stock and the Sutro Warrant pursuant to the Series E Purchase Agreement.

         "Rightholders" means the Stockholders and the Executive Employees, collectively (and each a "Rightholder"); provided, however, that for purposes of Sections 3.1.3(a), 3.2.1, and 6.1 hereof, the term "Rightholders" shall refer only to those Stockholders and Executive Employees who are Accredited Investors as defined in Rule 501(a) of the Securities Act.


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         "Robinson-Humphrey" means The Robinson-Humphrey Company, Inc., a
Delaware corporation.

         "Robinson-Humphrey Warrants" means the warrants to purchase up to 13,500 shares of Common Stock issued by the Company as of April 25, 1994 to Robinson-Humphrey.

         "SBVC" means Schering Berlin Venture Corporation, a Delaware corporation, and its successors and assigns.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securityholder" means the Persons listed on Schedule 1 attached hereto as it may be modified and supplemented from time to time.

         "Selling Securityholder" has the meaning assigned to such term in
Section 3.1.1.

         "Series A Holder" means a holder of Series A Preferred Stock or a holder of Common Stock issued on conversion of Series A Preferred Stock, in either case, who has agreed to be bound by the terms and conditions of this Agreement.

         "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company.

         "Series B Holder" means a holder of Series B Preferred Stock or a holder of Common Stock issued on conversion of Series B Preferred Stock, in either case, who has agreed to be bound by the terms and conditions of this Agreement.

         "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company.

         "Series C Holder" means a holder of Series C Preferred Stock or a holder of Common Stock issued on conversion of Series C Preferred Stock, in either case, who has agreed to be bound by the terms and conditions of this Agreement.

         "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company.

         "Series D Holder" means a holder of Series D Preferred Stock or a holder of Common Stock issued on conversion of Series D Preferred Stock, in either case, who has agreed to be bound by the terms and conditions of this Agreement.

         "Series D Preferred Stock" means the Series D Convertible Preferred Stock of the Company.


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         "Series D Purchase Agreement" means the Purchase Agreement dated as of
November 17, 1995 between the Company and the purchasers listed on Schedule 1 thereto.

         "Series E Holder" means a holder of Series E Preferred Stock or a holder of Common Stock issued on conversion of Series E Preferred Stock, in either case, who has agreed to be bound by the terms and conditions of this Agreement.

         "Series E Preferred Stock" means the Series E Convertible Preferred Stock of the Company.

         "Series E Purchase Agreement" means the Purchase Agreement of even date herewith between the Company and the purchasers listed on Schedule 1 thereto.

         "Shares" means all shares, whether now owned or hereafter acquired, of Common Stock and any Common Stock Equivalents calculated on an as-converted or as-exercised basis, as applicable.

         "Special Holders" means R. Forrest Waldon, Thomas W. Leonard, Stephen
F. Rizzo, AAI, and SBVC, collectively (and each of which is a "Special Holder") and any Permitted Transferee of a Special Holder.

         "Stockholders" means collectively the holders of any outstanding shares of capital stock of the Company who are parties to this Agreement or who have agreed to be bound by the terms and conditions of this Agreement in accordance with Section 4 and any transferee of the foregoing who has agreed to be bound by the terms and conditions of this Agreement in accordance with
Section 4, and the term "Stockholder" shall mean any such Person.

         "Stockholders Meeting" has the meaning assigned to such term in
Section 5.1.

         "Stock Options" means the stock options granted to or reserved for issuance to officers, key employees, key consultants and directors of the Company pursuant to stock option plans adopted by the Board of Directors to purchase, in the aggregate, up to 405,000 shares of Common Stock.

         "Stock Split" has the meaning assigned to such term in the Restated Certificate.

         "Sutro" means Sutro & Co. Incorporated, a Delaware corporation.

         "Sutro Warrant" has the meaning assigned to such term in the Series E Purchase Agreement, subject to adjustment under Section 2.5 of such agreement.

         "Third Party" means any Person other than the Company or its Affiliate or any Securityholder or Permitted Transferee of a Securityholder.


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         "Third Party Offer" has the meaning assigned to such term in Section
3.1.1.

         "Third Party Offeror" has the meaning assigned to such term in Section 3.1.1.

         "Transfer" has the meaning assigned to such term in Section 2.1.

         "Transferred Shares" has the meaning assigned to such term in Section 3.2.1.

         "Warrants" means the Robinson-Humphrey Warrants, the Key Employee Warrants, and the Sutro Warrant.

         "Written Consent" has the meaning assigned to such term in Section
5.1.

         "1995 Securityholders Agreement" has the meaning assigned to such term in the Background Statement hereto.

2.       Restrictions on Transfer of Shares.

         2.1 Limitation on Transfer. No Securityholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "Transfer") any Shares or any right, title or interest therein or thereto, except (a) in accordance with the provisions of this Agreement and (b) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereof. Any attempt to Transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio and the Company shall refuse to register any such Transfer.

         2.2 Permitted Transfers. At any time, any Securityholder may, subject only to Sections 2.1, 2.2, 2.3 and 4, Transfer Shares (a) with respect to a Securityholder who is an individual, to a member of such Securityholder's immediate family, which shall include his grandparents, parents, spouse, sibling, children or grandchildren ("Family Members"), or a trust, corporation, limited liability company or partnership, all of the beneficial interests in which shall be held by such Securityholder or one or more Family Members of such Securityholder; provided, however, that during the period any such trust, corporation, limited liability company or partnership holds any right, title or interest in any Shares, no Person other than such Securityholder or one or more Family Members of such Securityholder may be or become beneficiaries, equityholders or limited or general partners thereof; (b) with respect to a Securityholder that is not an individual, to (i) any corporation, partnership or other entity which is an Affiliate of such Securityholder, or (ii) any general or limited partners of such Securityholder or Affiliate of such Securityholder; (c) with respect to Robinson-Humphrey, to (i) any entity controlled by individuals who are now or hereafter may be employed by Robinson-Humphrey, or (ii) any employees of Robinson-Humphrey; and (d) with respect to AAI, up to 80,000 Shares to any employees of AAI or any employee benefit plan of AAI (the


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Persons referred to in the preceding clauses (a), (b), (c), and (d) are herein each called a "Permitted Transferee").

         2.3 Permitted Transfer Procedures. If any Securityholder desires to Transfer all or any portion of its Shares to a Permitted Transferee under this Section 2, it shall give notice to the Company of its intention to make such Transfer not less than five (5) days prior to effecting such Transfer, which notice shall state the name and address of each Permitted Transferee to whom such Transfer is proposed and the number of Shares proposed to be transferred to such Permitted Transferee.

         2.4 Transfer Restrictions on Special Holders. Except as provided in Section 2.2 hereof, no Special Holder shall Transfer any Shares owned by such Special Holder without first obtaining the consent of at least two-thirds of the Series E Holders. Any Special Holder that desires to Transfer all or any portion of his Shares (other than to a Permitted Transferee) shall, in addition to and prior to complying with Section 3 hereof, send to Series E Holders written notice (a "Special Holder Sale Notice") that satisfies the requirements of an Offering Notice (defined below). Any Series E Holder that has not consented or objected within 30 days after receiving the Special Holder Sale Notice shall be deemed to have consented. If a Special Holder Sale Notice does not receive the required two-thirds consent within the specified 30-day period, the Special Holder shall not proceed with the proposed Transfer. If a Special Holder Sale Notice receives the required two-thirds consent within the specified 30-day period, the Special Holder may proceed with the proposed Transfer pursuant to Section 3 hereof. This Section 2.4 shall not apply to any Transfer to the Company by an employee, consultant, or director of the Company pursuant to a repurchase provision in an employment, consulting, or other similar agreement with the Company. This Section 2.4 shall automatically terminate in the event that the Series E Holders as of the date hereof (a) hold less than 200,000 shares of Series E Preferred Stock or (b) enter into any agreement or arrangement the consummation of which would result in such holders holding less than 200,000 shares of Series E Preferred Stock.

3.       Right of First Refusal and Tag Along and Bring Along Rights.

         3.1      Proposed Voluntary Transfer.

                  3.1.1 Offering Notice. If any Securityholder (a "Selling Securityholder") desires to Transfer all or any portion of his Shares to any Person (other than a Permitted Transferee or the Company pursuant to a repurchase provision in an employment, consulting, or other similar agreement with the Company) (a "Third Party Offeror") or has received a bona fide offer to buy all or any portion of his Shares from any Third Party Offeror and desires to accept such offer (in each case, a "Third Party Offer") such Selling Securityholder shall send written notice (the "Offering Notice") to the Company and the Rightholders which shall state (a) the number of securities of each class of Shares proposed to be Transferred (the "Offered Securities"), (b) the proposed purchase price per Share to be paid by the Third Party Offeror (the "Offer Price"), (c) the


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name of the Third Party Offeror, (d) that the proposed purchase of the Offered
Securities shall be consummated on or prior to the first Business Day (the "Closing Date") which occurs thirty (30) days after the expiration of the Option Period (as hereinafter defined), and (e) that the Third Party Offer has been accepted by the Selling Securityholder subject to the rights of the Rightholders contained in this Section 3.1. The Offering Notice shall also state any other material terms and conditions of the Third Party Offer and shall include a copy of all writings between the Third Party Offeror and the Selling Securityholder necessary to establish the terms of the Third Party Offer. If the Selling Securityholder is an Executive Employee, the rights of Rightholders under Section 3 hereof shall be subject to the Company's prior right of first refusal, if any.

                  3.1.2 Conditions to Effectiveness of Offering Notice. The Offering Notice shall not be effective unless and until all of the following conditions are met:

                  (a) The Offering Notice shall be accompanied by a certificate of the Third Party Offeror stating that (i) the Third Party Offer has been approved by its board of directors (or the equivalent if the Third Party Offeror is not a corporation), if necessary, (ii) the description of the Third Party Offer contained in the Offering Notice is complete and accurate,
(iii) the Third Party Offeror is aware of the rights of the Rightholders contained in Section 3.1 hereof, and (iv) prior to the purchase of any Offered Securities by the Third Party Offeror it will become a party to this Agreement and agree to be bound by the terms and conditions hereof to the same extent and in the same manner as the Selling Securityholder;

                  (b) The Third Party Offer shall not be subject to any conditions, except that it may be conditioned upon the truth as of the closing of the proposed purchase of customary representations and warranties, the delivery of a customary legal opinion, and customary due diligence;

                  (c)      The Offer Price shall be payable wholly in cash; and

                  (d) The Third Party Offeror shall have furnished evidence satisfactory to the Company in its reasonable judgment as to the financial ability of such Third Party Offeror to consummate the proposed purchase.

                  3.1.3 Rightholders Option. For a period of sixty (60) days after the effectiveness of the Offering Notice pursuant to Section 3.1.2 (the "Option Period"):

                  (a) the Rightholders shall have the right to purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions of the Third Party Offer. Each Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of shares of Common Stock then owned by such Rightholder by (ii) the total number of shares of Common Stock then owned by all Rightholders electing to participate in the purchase of the Offered Securities (including such Rightholder's shares


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of Common Stock). If any Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (the "Excess Offered Securities") determined by dividing (x) the total number of shares of Common Stock then owned by such fully participating Rightholder by (y) the total number of shares of Common Stock then owned by all fully participating Rightholders who elect to purchase the Excess Offered Securities (including such Rightholder's shares of Common Stock); or

                  (b) if the Rightholders do not elect to purchase all of the Offered Securities pursuant to clause (a) of this Section 3.1.3, each Rightholder shall have the right to sell, to the Third Party Offeror upon the terms set forth in the Third Party Offer, that number of Shares held by such Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of shares of Common Stock then owned by such Rightholder by (ii) the total number of shares of Common Stock then owned by all Rightholders participating in the sale to the Third Party Offeror (including such Rightholder's shares of Common Stock). Shares to be sold to the Third Party Offeror by a Rightholder pursuant to this Section 3.1.3(b) shall be of the same class and series as the Offered Securities, except that, for the purposes of this Section 3.1.3(b), shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall be deemed to be of the same series, and to the extent the Offered Securities include Warrants, any Shares shall be deemed to be the same series as the Offered Securities (provided, however, that the price to be paid by a Third Party Offeror for any Shares to be purchased in lieu of Warrants shall be increased per Share by the exercise price of such Warrants). To the extent any Rightholder exercises its right to sell Shares pursuant to this Section 3.1.3(b), the number of the Offered Securities to be sold to the Third Party Offeror by the Selling Securityholder shall be reduced; or

                  (c) if any Rightholder or Rightholders (each a "Purchasing Rightholder" and collectively the "Purchasing Rightholders") elect to purchase all of the Offered Securities pursuant to clause (a) of this
Section 3.1.3, then prior to the expiration of the Option Period, each other Rightholder shall have the right to sell to the Purchasing Rightholders, upon the terms and conditions of the Third Party Offer, that number of Shares held by such Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of shares of Common Stock then owned by such Rightholder by (ii) the total number of shares of Common Stock then owned by all Rightholders participating in the sale to the Purchasing Rightholders. Shares to be sold to the Purchasing Rightholders by a Rightholder pursuant to this Section 3.1.3(c) shall be of the same class and series as the Offered Securities except that, for the purposes of this Section 3.1.3(c), shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall be deemed to be of the same series, and to the extent the Offered Securities include Warrants, any Shares shall be deemed to be the same series as the Offered Securities (provided,


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however, that the price to be paid by the Purchasing Rightholders for any
Shares to be purchased in lieu of Warrants shall be increased per Share by the exercise price of such Warrants). To the extent any Rightholder exercises its rights to sell Shares pursuant to this Section 3.1.3(c), the number of shares of the Offered Securities to be sold to the Purchasing Rightholders by the Selling Securityholder shall be reduced.

                  (d) For purposes of Section 3.1.3, the number of shares of Common Stock held by a Rightholder shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all other convertible securities of the Company held by such Rightholder had been fully converted into shares of Common Stock and any outstanding warrants, options, or other rights for the purchase of shares of capital stock or convertible securities of the Company held by such Rightholder had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible).

                  3.1.4 Exercise of Options. The options of a Rightholder under Section 3.1.3 shall be exercisable by delivering written notice, prior to the expiration of the Option Period, to the Selling Securityholder with a copy to the Company and the other Rightholders. Such notice shall state, as appropriate, (i) the number of Shares held by such Rightholder, (ii) the number of Shares that such Rightholder desires to purchase pursuant to Section 3.1.3(a), (iii) the number of Shares that such Rightholder desires to sell pursuant to Section 3.1.3(b), and (iv) the number of Shares that such Rightholder desires to sell pursuant to Section 3.1.3(c). The failure of a Rightholder to respond within the Option Period to the Selling Securityholder shall be deemed to be a waiver of its rights under this Section 3.

                  3.1.5 Sale to the Purchasing Rightholders. The closing of the purchase of Offered Securities subscribed to by the Purchasing Rightholders under Section 3.1.3(a) shall be held at the principal office of the Company at 11:00 a.m. local time on the Closing Date or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Securityholder and all Rightholders who elect to participate in the sale of the Offered Securities to the Purchasing Rightholders pursuant to Section 3.1.3(c), shall deliver certificates representing the Offered Securities, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any liens, claims, options, charges, encumbrances or rights ("Liens") (other than those arising hereunder), and the Selling Securityholder and such Rightholders who elect to participate in such sale pursuant to Section 3.1.3(c) shall so represent and warrant, and each shall further represent and warrant that it is the beneficial and record owner of such Offered Securities. Each Purchasing Rightholder shall deliver, at the closing, payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.


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                  3.1.6    Sale to Third Party Offeror. Unless the Rightholders
elect to purchase all of the Offered Securities pursuant to Section 3.1.3(a), the Selling Securityholder and all Rightholders who elect to participate in the Third Party Offer pursuant to Section 3.1.3(b), may sell such portions of their Shares as can be sold under Section 3.1.3(b) to the Third Party Offeror on the terms and conditions of the Third Party Offer; provided, however, that such sale is bona fide and made prior to or on the Closing Date. If such sale is not consummated prior to or on the Closing Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter (other than to a Permitted Transferee or to the Company pursuant to a buy-back provision in an employment, consulting, or other similar agreement with the Company) by the Selling Securityholder without again obtaining the consent of the Series E Holders pursuant to Section 2.4, if applicable, and offering the same to the Rightholders in accordance with this Section 3.1.

         3.2      Involuntary Transfers.

                  3.2.1 Rights of First Refusal upon Involuntary Transfer. If an Involuntary Transfer of any Shares (the "Transferred Shares") owned by any of the Securityholders shall occur, the Rightholders shall have the same rights as specified in Section 3.1.3(a) with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Securityholder except that: (a) the Option Period shall run from the date of receipt by the Company and the Rightholders of notice of the Involuntary Transfer, (b) the Closing Date shall be sixty (60) days after the expiration of the Option Period, (c) such rights shall be exercised by notice to the transferee of such Transferred Shares (the "Involuntary Transferee") rather than to the Securityholder who suffered or will suffer the Involuntary Transfer, and (d) the purchase price per Transferred Share shall be agreed between the Involuntary Transferee and the Purchasing Rightholders; provided, however, if such parties fail to agree as to such purchase price, the purchase price shall be the fair market value thereof as determined in accordance with
Section 3.2.2.

                  3.2.2 Fair Market Value. The fair market value of the Transferred Shares shall be determined by an independent appraiser in the manner described herein. Within fifteen (15) days after the notice to the Involuntary Transferee with respect to the exercise of the right to purchase the Transferred Shares, the Involuntary Transferee and the Board of Directors shall each designate one independent recognized investment banking firm or recognized expert experienced in the valuation of corporations that is willing and able to perform the services required of it herein. (If either the Involuntary Transferee or the Board of Directors fails to make such designation within such period, the independent firm designated by the other party shall perform the appraisal contemplated hereby.) The two designated firms shall, within a period of fifteen (15) days after the designation of the second firm, agree to designate an independent recognized investment banking firm or recognized expert experienced in the valuation of corporations willing to perform the appraisal contemplated hereby. Such third firm so designated shall conduct its determination of the fair market value of the Transferred Shares as promptly as practicable. Such determination shall be final and binding on the Involuntary Transferee and the Purchasing Rightholders. The Involuntary Transferee and the Purchasing Rightholders shall each share half the fees and expenses of the appraisal, the Involuntary Transferee shall be responsible for any other fees and expenses of the firm designated by it, and the Purchasing Rightholders shall be responsible for any other fees and expenses of the firm designated by or on behalf of the Board of Directors.

                  3.2.3    Closing. The closing of any purchase under this
Section 3.2 shall be held at the principal office of the Company at 11:00 a.m. local time on the Closing Date or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Shares shall be free and clear of any Lien (other than that arising hereunder), including without limitation any Lien arising through the action or inaction of the Involuntary Transferee, and the Involuntary Transferee shall so represent and warrant, and shall further represent and warrant that it is the beneficial owner of such Transferred Shares. Each Purchasing Rightholder shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                  3.2.4    General. In the event that the provisions of this
Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Rightholders shall have the rights specified in
Section 3.1.3 with respect to any transfer by an Involuntary Transferee subject to a bona fide offer from a third party for such Shares, and each Securityholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Securityholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of section 3.1 and the other provisions of this Agreement.

         3.3      Rights to Compel Sale. Subject to prior compliance with
Section 3.1 hereof and the relevant voting rights of the Company's stockholders pursuant to the Restated Certificate, including, without limitation, Section 4.3(c)(iii)(B) of the Restated Certificate, if at any time Securityholders owning of record at least sixty-six percent of the Shares desire to transfer all their Shares to a Third Party in an arms-length transaction, then such Securityholders may, at their option, and upon fifteen (15) days notice in writing to all other holders of Shares, require such other holders to sell all Shares owned by them to the Third Party for the same consideration per Share (with respect to Common Stock Equivalents, per share of Common Stock that may then be acquired upon exercise and/or conversion of such Common Stock Equivalent) and otherwise on the same terms and conditions upon which such Securityholders are selling their Shares (with respect to any warrant, option, or other subscription or purchase right with respect to shares of Common Stock or Preferred Stock convertible into Common Stock, subject to reduction for the amount per share of Common Stock of the exercise or purchase price thereof); provided that such other holders of Shares shall not be required to make any representations and warranties relating to the Company or provide any indemnities with respect thereto.

4.       All Transfers in Compliance with Law and Subject to this Agreement:
Substitution of Transferee. Notwithstanding any other provision of this Agreement, no Transfer may be made under Sections 2.2 or 3 unless (a) each transferee of Shares has agreed in writing to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Securityholder transferring such Shares, and (b) the Transfer complies in all respects with the applicable provisions of this Agreement and with applicable federal and state securities laws including, without limitation, the Securities Act. Upon becoming a party to this Agreement, a transferee shall be substituted fully for, and shall enjoy the same rights and be subject to the same obligations as, its predecessor hereunder.

5.       Governance.

         5.1 General. From and after the execution of this Agreement, each Stockholder shall vote its Shares, at any regular or special meeting of stockholders of the Company (a "Stockholders Meeting") or in any written consent executed in lieu of such a meeting of stockholders (a "Written Consent"), and shall take all other actions necessary, to give effect to the agreements contained in this Agreement and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. In addition, each Stockholder shall vote its Shares at any Stockholders Meeting or act by Written Consent with respect to such Shares upon any matter submitted for action by the Company's stockholders or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents. For the purposes of this Section 5, Stockholders are agreeing to vote their Shares for certain matters only to the extent that such Shares have the power to vote for such matters.

         5.2 Stockholders Actions. In order to effectuate the provisions of this Section 5, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officer and directors of the Company to call, a Stockholders Meeting or to execute or cause to be executed a Written Consent pursuant to Section 228(a) of the GCL to effectuate such stockholder action. Further, each Stockholder shall use its best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors pursuant to Section 141(f) of the GCL, all the resolutions necessary to effectuate the provisions of this Agreement. Each Stockholder shall use its best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, to not record any vote or consent contrary to the terms of this Section 5.

         5.3 Election of Directors. Each Stockholder shall vote its Shares (to the extent such Shares have voting power) at any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be six (6). Each Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and each Stockholder and the Company shall take all other actions necessary to ensure the election to the Board of Directors of the following individuals:

                  (a) one individual who shall be designated by the Series A Holders;

                  (b) one individual who shall be designated by the Series C Holders;

                  (c) one individual who shall be designated by the Series D Holders;

                  (d) two individuals who shall be designated by the Series E Holders, one of whom shall be designated by MPM Capital; and

                  (e) one individual who shall be designated by all Stockholders; provided, however, that such individual must be serving as an officer of the Company and that such individual shall be R. Forrest Waldon for as long as he remains an officer of the Company.

         5.4 Removal and Replacement. At any time and for any or no reason, the holders of a majority of the outstanding shares of a series of Preferred Stock entitled to designate a director pursuant to Section 5.3 hereof shall be entitled to designate for removal the director designated by the holders of such series pursuant to Section 5.3. If at any time a vacancy is created on the Board of Directors by reason of the death, removal, or resignation of a director, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Stockholders or the Board of Directors, the Stockholders that designated such director pursuant to Section 5.3 hereof shall designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the Company and each Stockholder shall take action, including the voting of its Shares, to so elect such nominee.

         5.5 Agreements and Transactions with AAI: Compensation Committee. The Company's Board of Directors shall maintain a compensation committee, which shall have full authority to determine compensation (including stock options, but not the Key Employee Warrants which may be granted by the president of the Company pursuant to delegated authority, with no one Person receiving Key Employee Warrants for more than

11,000 Shares), to be paid to Company employees and members of the Company's management who are employees, officers, directors, or Affiliates of AAI.

6. Issuance of Additional Shares. The Company represents and warrants to the Securityholders that, as of the date hereof, the only outstanding shares of capital stock of the Company and the only outstanding securities exercisable or convertible into shares of capital stock of the Company are the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, the Robinson-Humphrey Warrants, Key Employee Warrants to purchase up to 4,900 shares of Common Stock, Stock Options to purchase up to 250,317 shares of Common Stock, and the Sutro Warrant as set forth on Schedule 1 attached hereto.

         6.1 Preemptive Rights. The Company shall not issue any Shares, other than (i) shares of Common Stock issued or issuable upon the conversion of shares of Preferred Stock (including shares of Preferred Stock issued pursuant to the Stock Split) or the exercise of the Stock Options, the Sutro Warrant, the Robinson-Humphrey Warrants, or the Key Employee Warrants, (ii) Key Employee Warrants in the aggregate amounts and to the Persons set forth in Section 6.2 hereof, (iii) the Sutro Warrant, (iv) options and shares of Common Stock pursuant to stock option plans approved by the Board of Directors, (v) shares of Series D Preferred Stock pursuant to Section 2.4 of the Series D Purchase Agreement, (vi) shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement, including pursuant to Section 2.5 of the Series E Purchase Agreement, (vii) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock pursuant to the Stock Split, or (viii) Shares issued in an Initial Public Offering, without first offering such Shares to the Rightholders in the manner set forth in Section 3.1 (excluding Sections 3.1.3(b) and (c)) as though the Company was a "Selling Securityholder," provided that the Company may propose an issuance without having identified a "Third Party Offeror" and the terms of the "Third Party Offer" may be the terms of an offering as proposed by the Company. Each of the parties hereto waives all rights under Section 6.1 of the 1995 Securityholders Agreement (to the extent it was a party to such agreement) with respect to the issuance of (i) the Sutro Warrant pursuant to the Series E Purchase Agreement;
(ii) shares of Common Stock upon exercise of the Sutro Warrant; (iii) shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement; (iv) shares of Common Stock upon conversion of the Series E Preferred Stock issued pursuant to the Series E Purchase Agreement; (v) shares of Series E Preferred Stock and Common Stock issuable pursuant to Section 2.5 of the Series E Purchase Agreement; (vi) shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock issued pursuant to Section 2.5 of the Series E Purchase Agreement; (vii) shares of Series D Preferred Stock and Common Stock issuable pursuant to Section 2.4 of the Series D Purchase Agreement; (viii) shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock issued pursuant to Section 2.4 of the Series D Purchase Agreement; (ix) options and shares of Common Stock pursuant to stock option plans approved by the Board of Directors; (x) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock pursuant to the Stock Split; and (xi) shares of Common Stock upon conversion of the Preferred Stock issued pursuant to the Stock Split.

         6.2 Issuance of Certain Warrants. The Company may issue to any Person who is an employee, officer, or director of the Company or AAI warrants for the purchase of up to 50,100 shares of Common Stock at an exercise price of no less than $5.00 per share, provided that immediately prior to the receipt of any such warrant the recipient thereof agrees to be bound by the terms and conditions of this Agreement (such warrants, together with similar outstanding warrants to purchase up to 4,900 shares of Common Stock, the "Key Employee Warrants"). The Company shall not issue Key Employee Warrants for the purchase of more than 55,000 shares of Common Stock, in the aggregate. Key Employee Warrants issued after the date hereof must terminate, if not exercised, no later than April 25, 2004.

         6.3 Additional Shares for Purchase Price Adjustments. In the event the Company is required to issue additional shares of Series D Preferred Stock or Common Stock pursuant to Section 2.4 of the Series D Purchase Agreement or additional shares of Series E Preferred Stock or Common Stock pursuant to the Series E Purchase Agreement, the Company and each Stockholder shall take all actions necessary to amend the Restated Certificate to increase the number of authorized shares of the Company to the extent necessary to issue such additional shares and reserve a sufficient number of shares of Common Stock for issuance upon conversion of shares of Preferred Stock so issued, including, without limitation, (i) causing the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors pursuant to Section 141(f) of the GCL, all the resolutions necessary to effectuate the issuance of such additional shares and reservation of such Common Stock, and (ii) calling, or causing the appropriate officer and directors of the Company to call, a Stockholders Meeting or to execute or cause to be executed a Written Consent pursuant to Section 228(a) of the GCL to effectuate the stockholder actions required in connection with the issuance of such additional shares and reservation of such Common Stock.

7. Registration Rights. The Company grants to each of the Securityholders who are or may become parties to this Agreement registration rights as set forth in this Section 7 with respect to the Registrable Securities owned by them prior to an Initial Public Offering.

7.1      Demand Registrations.

         (a) Right to Demand Registrations. Subject to the conditions of this Section 7.1, at any time or times after an Initial Public Offering, Series E Holders who in the aggregate hold at least a majority of the Series E Preferred Stock then outstanding or the holders (other than Series E Holders) of eight percent (8%) or more of the Registrable Securities (other than Series E Preferred Stock) then outstanding may request that the Company register (a "Demand Registration"), under and in accordance with the provisions of the Securities Act, all or any part of their Registrable Securities; provided, however, that the holders of such Registrable Securities may not request any Demand Registration and the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 7.1:
(i) after the Company has given the notice of a Piggyback Registration (as hereinafter defined) referred to in Section 7.2(a) until the first to occur of
(A) 150 days (or, in the event the Company is permitted to use any applicable short form, 90 days) after the date of such notice, (B) 90 days (or, in the event the Company is permitted to use any applicable short form, 45 days) after the date of such notice if the Company has not yet filed a registration statement with respect to such Piggyback Registration, (C) the withdrawal of any registration statement the Company has filed with respect to such Piggyback Registration (or any public announcement by the Company that it no longer intends to pursue such public offering), or (D) five Business Days after the effectiveness of such Piggyback Registration; (ii) prior to 180 calendar days after the effective date of the Initial Public Offering registration statement;
(iii) prior to 180 calendar days after the effective date of the immediately preceding Demand Registration; (iv) if holders of Registrable Securities propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 7.3 hereof; (v) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or
(vi) if the Company shall furnish to holders of Registrable Securities requesting a registration pursuant to this Section 7.1, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the holders of Registrable Securities, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further, that the Company shall not register any other of its shares during such ninety (90) day period. Subject to the conditions of this Section 7.1, the Series E Holders shall be entitled to demand no more than two (2) Demand Registrations and the other holders of Registrable Securities shall be entitled to demand no more than three (3) Demand Registrations. Each request for a Demand Registration shall specify the approximate number of such Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of such requests by the holders of such Registrable Securities, the Company will give written notice of such request to all other holders of Registrable Securities and will (subject to the limitations set forth below) include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice. Demand Registrations will be on Form S-2 or S-3 or any similar short-form registration statement whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its commercially reasonable best efforts to make Demand Registrations on Form S-2 or Form S-3, or any similar short-form registration statement, available for the sale of Registrable Securities.

         (b) Priority on Demand Registrations. If in a Demand Registration the managing underwriters (if any) advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number of Registrable Securities that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included, the Company will include in such registration in the following order and prior to the inclusion of any securities which are not Registrable Securities:

                  (i) first, the number of Registrable Securities requested to be included in such registration acquired or acquirable by the holders thereof upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, pro rata among the respective holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by such holders;

                  (ii) second, the number of Registrable Securities requested to be included in such registration acquired by the holders thereof upon conversion of Series C Preferred Stock, pro rata among the respective holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by such holders; and

                  (iii) third, the number of Registrable Securities requested to be included in such registration acquired by the holders thereof upon the exercise of the Stock Options, the Sutro Warrant, the Robinson-Humphrey Warrants, and the Key Employee Warrants and the number of securities requested to be included in such registration by the Company for its own account, pro rata among the respective holders of such Registrable Securities and securities requested to be included therein by such holders and the Company.

         (c) Selection of Underwriters. In any underwritten Demand Registration, the Company will have the right, subject to the provisions of the Series D Purchase Agreement, to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the holders of a majority of the Registrable Securities included in any such Demand Registration, which approval will not be unreasonably withheld.

         (d) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company or any securities convertible into or exercisable for equity securities of the Company, unless such registration rights are subordinate to the registration rights granted pursuant to this Agreement, without (i) the written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities, (ii) so long as it owns any Registrable Securities, the written consent of AAI, SBVC, Noro-

Moseley Partners II, L.P. and Wakefield Group Limited Partnership, (iii) so long as any of the Goldman Entities owns any Registrable Securities, the written consent of GS Capital Partners, and (iv) so long as any of the MPM Entities owns any Registrable Securities, the written consent of MPM Capital.

         7.2      Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act in any primary, secondary, or combined offering (other than a Demand Registration, a registration pursuant to Section 7.3 hereof, a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4), including the Company's Initial Public Offering, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will (subject to the priorities established below) include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) Business Days after the receipt of the Company's notice.

                  (b) Piggyback Expenses. The Company's Registration Expenses will be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number of Registrable Securities which can be sold in an orderly manner in such offering after the Company has been able to sell the number of securities it proposes to sell within a price range acceptable to the Company (for purposes of this Section 7.2(c) the "Available Amount"), the Company will include in such registration the number of securities the Company proposes to sell and then in the following order and prior to the inclusion of any securities which are not Registrable Securities:

                           (i)      if the registration is the Company's
Initial Public Offering:

                                    (A)      first, the number of Registrable
Securities requested to be included in such registration acquired or acquirable by the holders thereof upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, pro rata among the respective holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by such holders; provided, however, the number of Registrable Securities determined pursuant to this clause (A) shall be reduced share for share to the extent Registrable Securities covered in clause (B) below are requested to be included in such registration and the number of Registrable Securities determined pursuant to this clause (A) would otherwise exceed sixty percent (60%) of the Available Amount;

                                    (B)      second, the number of Registrable
Securities requested to be included in such registration acquired by the holders thereof upon conversion of Series C Preferred Stock, pro rata among the respective holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by such holders; and

                                    (C)      third, the number of Registrable
Securities requested to be included in such registration acquired by the holders thereof upon the exercise of the Stock Options, the Sutro Warrant, the Robinson-Humphrey Warrants, and the Key Employee Warrants, pro rata among the respective holders of such Registrable Securities requested to be included therein by such holders.

                           (ii)     in all other Piggyback Registrations, in
the order set forth in Section 7.1(b).

                  (d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the right, subject to the provisions of the Series D Purchase Agreement, to select the investment banker(s) and manager(s) to administer the offering.

                  (e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.2 prior to the effectiveness of such registration whether or not any holder of Registrable Securities has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7.5 hereof.

                  (f) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 7.1,
Section 7.2 or Section 7.3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Registrable Securities or securities convertible or exchangeable into or exercisable for its Registrable Securities under the Securities Act (except on Form S-8 or Form S-4 or any successor forms), whether on its own behalf or at the request of any holder or holders of such Registrable Securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

         7.3      Registration on Form S-3.

                  (a) After the Company has qualified for registration on Form S-3, in addition to the rights contained in the foregoing provisions of this Section 7, the Series E Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such holders) (a "Form S-3 Registration"); provided, however, that the Company shall not be obligated to effect any such registration: (i) if the holders of Registrable Securities requesting registration under this Section 7.3(a), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $5,000,000; (ii) in the circumstances described in
Section 7.1(a)(i); (iii) if the Company shall furnish the certification described in Section 7.1(a)(vii) (but subject to the limitations set forth therein); (iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected one (1) Form S-3 Registration; or (v) if it is to be effected more than five (5) years after the Company's Initial Public Offering.

                  (b)      If a request complying with the requirements of
Section 7.3(a) hereof is delivered to the Company, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect a registration on Form S-3 and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice, subject to the provisions of Sections 7.1(a)(vii), 7.1(b), and 7.1(c) hereof in the same manner as if the Form S-3 Registration were a Demand Registration.

         7.4      Holdback Agreement.

                  (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration, underwritten Piggyback Registration, or underwritten Form S-3 Registration in which Registrable Securities are included (except as part of such underwritten registration or as bona fide gifts), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration, underwritten Piggyback Registration, or underwritten Form S-3 Registration (except (i) as part of such underwritten registration, (ii) as offerings pursuant to registrations on Form S-8 or any successor form, or (iii) upon the exercise or conversion of any Common Stock Equivalents then outstanding), unless the underwriters managing the registered public offering otherwise agree.

         7.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel); provided, however, that each seller of Registrable Securities shall reimburse the Company the pro rata portion of the registration fees paid by the Company to the Securities and Exchange Commission;

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months or until such time as all of the securities covered by such registration statement have been sold and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

                  (d) use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.5(d), (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) register the Registrable Securities or seek an exemption from registration under the securities laws of any state that requires, as a condition to registration or such exemption, that the Company indefinitely file in such jurisdiction substantially all reports required to be filed by the Company with the Securities and Exchange Commission);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that upon such notification by the Company, each seller of such Registrable Securities will not sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system; provided, however, that each seller of Registrable Securities shall reimburse the Company the pro rata portion of any listing fees so paid by the Company;

                  (g)      provide a transfer agent and registrar for all such

Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection on a confidential basis by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit any holder of Registrable Securities that, in such holder's sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall not contain any untrue statement of material fact or omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading and shall otherwise be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 7.7(b) hereof;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable best efforts promptly to obtain the withdrawal of such order; and

                  (m) furnish to the holders of Registrable Securities to be registered at the time of the disposition of such Registrable Securities an opinion of counsel for the Company, in form and substance satisfactory to such holders of such Registrable Securities to the effect that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own and hold its properties, including such properties as it holds under lease, and to conduct its business as described in the registration statement, and is qualified to conduct business and is in good standing in each jurisdiction where the conduct of its business requires such qualification and in which the failure to be so qualified could have a material adverse effect on the Company;
(ii) such Registrable Securities have been validly issued and are fully paid and nonassessable; (iii) a registration statement covering such Registrable Securities has been filed with the Securities and Exchange Commission under the Securities Act and has been made effective by order of such Commission; (iv) such registration statement and the prospectus contained therein appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and nothing has come to such counsel's attention that would cause it to believe that either such registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (v) such Registrable Securities conform in all material respects to the description thereof contained in such registration statement; (vii) to the best of such counsel's knowledge, no stop order has been issued by the Securities and Exchange Commission suspending the effectiveness of such registration statement.

         7.6      Registration Expenses.

                  (a) Other than registration and listing fees applicable to shares of Registrable Securities included in a registration pursuant to this
Section 7 held by

Stockholders other than Series E Holders which shall be paid pro rata by the holders of such Registrable Securities, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation the registration and listing fees applicable to shares of Registrable Securities held by Series E Holders and all other fees and expenses of compliance with securities or blue sky laws (other than registration fees), printing expenses, messenger and delivery expenses, reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities, fees and disbursements of counsel for the Company and the Company's independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company, except as otherwise provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any liability insurance for the Company and its Board of Directors and the expenses (other than the registration and listing fees applicable to shares of Registrable Securities held by Stockholders other than Series E Holders) for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities other than Series E Holders included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration other than Series E Holders in proportion to the aggregate selling price of the securities to be so registered. Such expenses would include, without limitation, underwriters' discounts and commissions, registration fees payable to the Securities and Exchange Commission or any state or foreign securities regulatory authority, and listing fees payable to a securities exchange or the NASD automated quotation system.

         7.7      Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including legal fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are (i) caused by or contained in any information or material furnished in writing to the Company by such holder expressly for use therein, (ii) caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same, or (iii) caused by such holder's sale of Registrable Securities in violation of the proviso to Section 7.5(e) hereof. In connection with any underwritten offering, the Company will indemnify such underwriters, their officers, directors, employees and agents and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         7.8 Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and which are customary in such transactions, and (c) to the extent such Person participates in the preparation of a registration statement or prospectus or otherwise provides the Company with information or material for use in connection with any such registration statement or prospectus, such information and material shall not contain any untrue statement of material fact or omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         7.9 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

         7.10 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares). The Company agrees that it will take all reasonable steps necessary to effect a subdivision of Shares if in the reasonable judgment of (a) the holder of Registrable Securities that requests a Demand Registration and (b) the managing underwriter for the offering in respect of such Demand Registration, such subdivision would enhance the marketability of the Registrable Securities. Each Stockholder agrees to vote its Shares at any Stockholders meeting, or act by Written Consent with respect to such Shares, and to take all actions necessary to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Restated Certificate in order to increase the number of authorized shares of capital stock of the Company.

         7.11 Availability of Rule 144. From and after an Initial Public Offering, the Company shall take all action necessary to satisfy the "current public information" requirement of Rule 144(c) of the Securities and Exchange Commission adopted under the Securities Act, or any successor regulation.

         7.12 "Market Stand-Off" Agreement. Each holder of Registrable Securities hereby agrees that it will not, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 7.12 shall apply only to the Company's Initial Public Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the holders of Registrable Securities if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's Initial Public Offering are intended third party beneficiaries of this Section 7.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, nothing in this
Section 7.12 shall prevent the undersigned from making a transfer of any Common Stock that was listed on a national stock exchange or traded on Nasdaq at the time it was acquired by the holder or was acquired by the undersigned pursuant to Rule 144A of the Securities Act, including any shares acquired in the Company's Initial Public Offering. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Securityholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms and any additional legends as may be required by applicable federal or state securities laws:

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
         RESTRICTED BY

         THE TERMS OF THE SECURITYHOLDERS AGREEMENT AMONG THE COMPANY AND THE SECURITYHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SECURITYHOLDERS AGREEMENT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

9. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. The parties hereto further agree that any remedy at law may be inadequate to compensate for a breach of this Agreement or any provision herein. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

10.      Covenants.

         10.1 Financial Information. During the term of this Agreement, the Company shall furnish to each of the Stockholders by delivery in the manner specified in Section 11.1:

                  (a) as soon as practicable and in any event within forty-five (45) days after the close of each calendar quarter, beginning with the current calendar quarter, a balance sheet of the Company as of the close of each such calendar quarter, and statements of operations and cash flows for the calendar quarter then ended and that portion of the fiscal year then ended, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding calendar quarter or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the calendar quarter, and certified by the Company's chief executive officer and chief financial officer to be true and accurate;

                  (b) as soon as practicable, and in any event within ninety (90) days, after the close of the fiscal year of the Company, beginning with the close of the current fiscal year, an audited balance sheet of the Company as of the close of such fiscal year and audited financial statements of operations, shareholders equity, and cash flows for the fiscal year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by a public accounting firm of national reputation containing an opinion that is not qualified with respect to scope limitations imposed by the Company or with respect to accounting principles followed by the Company not in accordance with generally accepted accounting principles;

                  (c) from time to time upon completion thereof, and in any event within thirty (30) days after the close of each fiscal year, beginning with the current fiscal year, an annual budget for the operations of the Company for the following fiscal year; and

                  (d) from time to time such other financial and other information as a Stockholder may reasonably request.

         10.2 Confidentiality. The parties acknowledge that the success of the Company's business activities depends upon maintaining confidential all information regarding the products developed by the Company, products being examined for development by the Company, the status of any development efforts, and similar information. Accordingly, each of the parties hereto agrees that any information regarding the operations or prospective operations of the Company will be kept strictly confidential and will not be disclosed in any manner whatsoever, except that (a) such information may be disclosed (i) to the extent required by law (in which case such party shall provide the Company notice of such intended disclosure as far in advance of such disclosure as is possible) and (ii) to representatives, attorneys and accountants of such party to the extent such Persons need to know such information and upon appropriate arrangements obligating such Persons to keep such information confidential and
(b) each of the Goldman Entities may provide to its investors (x) summary nonfinancial information relating to the Company's condition, progress (e.g. business growth) and prospects, provided, however, such information shall not include non-public information regarding the products developed by the Company, products being examined for development by the Company, or the status of any of the Company's development efforts without the Company's consent, and (y) and financial information relating to the Company's revenues and earnings. The obligation of confidentiality set forth in this Section 10.9 shall not apply to information that (i) now or hereafter comes into the public domain without breach of this Agreement, (ii) is demonstrated by the party to be previously known to or developed by it prior to the disclosure of said confidential information, or (iii) is demonstrated by the party to have been received from a third party without similar restrictions and without breach of this Agreement.

         10.3 Product Liability Insurance. The Company will use its commercially reasonable best efforts to obtain, prior to any approval by the Food and Drug Administration of any product owned by the Company for marketing of such product in the United States, product liability insurance in amounts and with terms customary in the pharmaceutical industry, which insurance may be provided by any Person then a party to any contract or arrangement with the Company by naming the Company as an additional insured on a policy providing such coverage.

         10.4 Redemption Rights. The Company shall not grant redemption rights (other than the redemption rights pursuant to Section 4.3(f) of the Restated Certificate) to any Stockholders (other than Series E Holders) prior to the date on which Series E Holders may redeem their Series E Preferred Stock pursuant to Section 4.3(c)(v) of the Restated Certificate.

11.      Miscellaneous.

         11.1 Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

         To the Company:

         Endeavor Pharmaceuticals Inc.
         127 Racine Drive, Suite 202
         Wilmington, North Carolina 28403
         Attention: Mr. R. Forrest Waldon
         Fax No.: (910) 790-9041

         To a Securityholder:

at the address set forth for such Person on Schedule 1.

Any party may by notice given in accordance with this Section 11.1 designate another address or person for receipt of notices hereunder.

         11.2     Amendment and Waiver.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity, or otherwise.

                  (b) Any amendment, supplement, or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by (A) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Shares, and (B), so long as it owns any Shares, each of AAI, SBVC, the Goldman Entities, Noro-Moseley Partners II, L.P., the MPM Entities and Wakefield Group Limited Partnership, and (ii) only in the specific instance and for the specific purpose for which made or given.

         11.3 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.4 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         11.5 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         11.6 Term of Agreement. The provisions of this Agreement, other than Sections 7, 8, 9, 10.2 and 11, shall automatically terminate upon the earlier to occur of (a) a Qualified IPO and (b) the tenth (10th) anniversary of the date of this Agreement; provided, however, that Section 2.4 hereof may terminate earlier according to its terms.

         11.7 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         11.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES) OF THE STATE OF DELAWARE. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of any United States federal court sitting in Delaware, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or any United States federal court sitting in Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         11.9 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         11.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except in compliance with Section 4.

         11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

               [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, this Agreement as of the date first written above (or the date set forth opposite such party's signature if such party is entering into the Agreement upon a transfer pursuant to Section 4 hereof).

                              THE COMPANY

                              ENDEAVOR PHARMACEUTICALS INC.



                              By:      /s/ R. Forrest Waldon
                                       -------------------------------------
                                       R. Forrest Waldon
                                       President and Chief Executive Officer


                              SECURITYHOLDERS

                              NORO-MOSELEY PARTNERS II, L.P.

                              By:      Moseley & Company, II
                                       its General Partner



                                       By:      /s/ Charles D. Moseley
                                                ----------------------------
                                                Charles D. Moseley
                                                General Partner


                              WAKEFIELD GROUP LIMITED PARTNERSHIP



                              By:      /s/
                                       -------------------------------------
                                       Name:
                                       Title:


                              SCHERING BERLIN VENTURE
                              CORPORATION



                              By:      /s/
                                       -------------------------------------
                                       Name:
                                       Title:

                    Securityholders Agreement Signature Page

                              APPLIED ANALYTICAL INDUSTRIES, INC.



                              By:      /s/
                                       --------------------------------------
                                       Name:
                                       Title:


                              THE ROBINSON-HUMPHREY COMPANY, INC.



                              By:      /s/
                                       --------------------------------------
                                       Name:
                                       Title:


                              R. FORREST WALDON


                              /s/ R. Forrest Waldon
                              -----------------------------------------------
                              R. Forrest Waldon, individually for purposes of Sections 2, 3, 6.1 and 7 only


                              THOMAS W. LEONARD


                              /s/ Thomas W. Leonard
                              -----------------------------------------------
                              Thomas W. Leonard, individually for purposes of Sections 2, 3, 6.1 and 7 only


                              STEPHEN F. RIZZO


                              /s/ Stephen F. Rizzo
                              ----------------------------------------------
                              Stephen F. Rizzo, individually for purposes of Sections 2, 3, 6.1 and 7 only


                              WULF H. UTIAN


                              /s/ Wulf H. Utian
                              ----------------------------------------------
                              Wulf H. Utian, individually for purposes of
                              Sections 2 and 7 only

                              FREDERICK D. SANCILIO, PH.D.


                              /s/ Frederick D. Sancilio
                              -------------------------------------------------
                              Frederick D. Sancilio, Ph.D.


                              WATERS FOUNDATION



                              By:      /s/ James L. Waters
                                       ----------------------------------------
                                       James L. Waters, Trustee


                              MPM BIOVENTURES II, L.P.

                              By:      MPM ASSET MANAGEMENT II, L.P.
                                       its General Partner

                              By:      MPM ASSET MANAGEMENT II LLC
                                       its General Partner



                                       By: /s/
                                          -------------------------------------
                                             Name:
                                             Title:


                              MPM BIOVENTURES II-QP, L.P.

                              By:      MPM ASSET MANAGEMENT II, L.P.
                                       its General Partner

                              By:      MPM ASSET MANAGEMENT II LLC
                                       its General Partner



                                       By: /s/
                                          -------------------------------------
                                             Name:
                                             Title:

                              MPM BIOVENTURES GMBH & CO.
                              PARALLEL-BETEILIGUNGS KG

                              By:      MPM ASSET MANAGEMENT II, L.P.
                                       its General Partner

                              By:      MPM ASSET MANAGEMENT II LLC
                                       its General Partner



                                       By: /s/
                                          -------------------------------------
                                             Name:
                                             Title:


                              MPM ASSET MANAGEMENT INVESTORS
                              2000 B LLC



                              By:      /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                              ALTA BIOPHARMA PARTNERS, L.P.

                              By:  Alta BioPharma Management, LLC



                              By:      /s/
                                       ----------------------------------------
                                       Managing Director


                              ENDEAVOR PHARMACEUTICALS CHASE
                              PARTNERS (ALTA BIO), LLC

                              By:  Alta/Chase BioPharma Management, LLC



                              By:      /s/
                                       ----------------------------------------
                                       Member

                              ALTA EMBARCADERO BIOPHARMA PARTNERS, LLC



                              By:      /s/
                                       ----------------------------------------
                                       Under Power of Attorney


                              SUTRO & CO. INCORPORATED



                              By:      /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                              SUTRO INVESTMENT PARTNERS VI LLC



                              By:      /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                              GOLDMAN ENTITIES

                              GS CAPITAL PARTNERS II, L.P.

                              By:      GS ADVISORS, L.P.
                                       its General Partner



                                       By:      /s/
                                                -------------------------------
                                                Name:
                                                Title:

                              GS CAPITAL PARTNERS II OFFSHORE, L.P.

                              By:      GS Advisors, II (Cayman), L.P.
                                       its General Partner

                              By:      GS Advisors II, Inc.
                                       its General Partner



                                       By:      /s/
                                                -------------------------------
                                                Name:
                                                Title:


                              GOLDMAN, SACHS & CO.
                              VERWALTUNGS GmbH



                              By:      /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                              STONE STREET FUND 1995, L.P.

                              By:      Stone Street Value Corp.
                                       its General Partner



                                       By:      /s/
                                                -------------------------------
                                                Name:
                                                Title:


                              BRIDGE STREET FUND 1995, L.P.

                              By:      Stone Street Value Corp.
                                       its Managing General Partner



                                       By:      /s/
                                                -------------------------------
                                                Name:
                                                Title:

                                   Schedule 1
                                       to
                           Securityholders Agreement
                              dated August 8, 2000

Name and Address of                                                                                Number of
Securityholder                                       Security Held                                 Shares
--------------                                       -------------                                 ------
Wakefield Group Limited                              Series A Preferred Stock                        244,398
Partnership                                          Series E Preferred Stock                         23,365
1110 East Morehead St.
Charlotte, NC 28204
Attention: Thomas C. Nelson

Noro-Moseley                                         Series A Preferred Stock                        244,398
Partners II, L.P.                                    Series E Preferred Stock                         23,365
4200 Northside Parkway
Building 9
Atlanta, GA 30327
Attention:        Charles D. Moseley

Thomas J. Asher                                      Series A Preferred Stock                          4,073
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Mark A. Chancey                                      Series A Preferred Stock                          3,258
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

J. Storey Charbonnet                                 Series A Preferred Stock                          4,073
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

John C. Dancu                                        Series A Preferred Stock                          6,517
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Roderick A. Dowling                                  Series A Preferred Stock                          8,146
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Reynolds C. Faulkner                                 Series A Preferred Stock                          4,073
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

C. MacLaine Kenan                                    Series A Preferred Stock                          4,073
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Garrison M. Kitchen                                  Series A Preferred Stock                          3,258
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

John D. Lowenberg                                    Series A Preferred Stock                          8,146
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Edward D. McCrady                                    Series A Preferred Stock                          1,629
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Nicholas A. Merrick                                  Series A Preferred Stock                          1,629
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

George P. Novak                                      Series A Preferred Stock                         16,293
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Charles H. Ogburn                                    Series A Preferred Stock                          8,146
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Alexander Purdie                                     Series A Preferred Stock                          8,146
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Jerome D. Sands                                      Series A Preferred Stock                          8,146
c/o The Robinson-Humphrey
Company, Inc.
3333 Peachtree Road, NE
Atlanta, GA 30326

Schering Berlin                                      Series B Preferred Stock                        162,932
Venture Corporation                                  Series E Preferred Stock                         15,576
110 East Hanover Avenue
P.O. Box 567
Cedar Hills, NJ 07927
Attention:        John Nicholson

Applied Analytical                                   Series C Preferred Stock                        651,728
Industries, Inc.
1206 North 23rd St.
Wilmington, NC 28405 Attention: __________________

GS Capital Partners II, L.P.                         Series D Preferred Stock                         73,546
c/o Goldman, Sachs & Co.                             Series E Preferred Stock                        153,615
85 Broad Street
New York, NY 10004
Attention:        Joseph H. Gleberman

GS Capital Partners II                               Series D Preferred Stock                         29,237
Offshore, L.P.                                       Series E Preferred Stock                         61,068
/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:        Joseph H. Gleberman

Goldman, Sachs & Co.                                 Series D Preferred Stock                          2,712
Verwaltungs GmbH                                     Series E Preferred Stock                          5,666
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:        Joseph H. Gleberman

Stone Street Fund 1995, L.P.                         Series D Preferred Stock                          5,515
c/o Goldman, Sachs & Co.                             Series E Preferred Stock                         11,519
85 Broad Street
New York, NY 10004
Attention:        Joseph H. Gleberman

Bridge Street Fund 1995, L.P.                        Series D Preferred Stock                          6,206
c/o Goldman, Sachs & Co.                             Series E Preferred Stock                         12,963
85 Broad Street
New York, NY 10004
Attention:        Joseph H. Gleberman

Waters Foundation                                    Series E Preferred Stock                         28,038
47 New York Avenue
Framingham, MA 01701

Frederick D. Sancilio, Ph.D.                         Series E Preferred Stock                         34,269
2332 Ocean Point Drive
Wilmington, NC 28405

MPM BioVentures II, L.P.                             Series E Preferred Stock                         66,103
One Cambridge Center, 9th Floor
Cambridge, Massachusetts  02142

MPM BioVentures II-QP, L.P.                          Series E Preferred Stock                        598,932
One Cambridge Center, 9th Floor
Cambridge, Massachusetts  02142

MPM BioVentures GmbH & Co.                           Series E Preferred Stock                        210,854
Parallel-Beteiligungs KG
One Cambridge Center, 9th Floor
Cambridge, Massachusetts  02142

MPM Asset Management Investors                       Series E Preferred Stock                         13,790
2000 B LLC
One Cambridge Center, 9th Floor
Cambridge, Massachusetts  02142

Alta BioPharma Partners, L.P.                        Series E Preferred Stock                        207,379
One Embarcadero Center, Suite 4050
San Francisco, CA  94111

Endeavor Pharmaceuticals Chase                       Series E Preferred Stock                        118,433
Partners (Alta Bio), LLC
One Embarcadero Center, Ste. 4050
San Francisco, CA  94111

Alta Embarcadero BioPharma, LLC                      Series E Preferred Stock                          7,817
One Embarcadero Center, Ste. 4050
San Francisco, CA  94111

Sutro Investment Partners VI LLC                     Series E Preferred Stock                         11,121
11150 Santa Monica Boulevard
Suite 1500
Los Angeles, CA  90025
Attention:  Mark Tunney

Sutro & Co. Incorporated                             Sutro Warrant                                    61,721
11150 Santa Monica Boulevard                         exercisable for
Suite 1500                                           Common Stock
Los Angeles, CA  90025
Attention:  Mark Tunney

R. Forrest Waldon                                    Options exercisable for Common Stock            119,337
6310 Seamist Court
Wilmington, NC  28409


Dr. Thomas W. Leonard                                Options exercisable for Common Stock             59,688
2201 South Live Oak Parkway
Wilmington, NC  28403

Stephen F. Rizzo                                     Options exercisable for Common Stock             59,688
105 MacKenzie Drive
Wilmington, NC  28409

Dr. Wulf H. Utian                                    Options exercisable for Common Stock             11,144
27500 Cedar Road
Beachwood, OH  44122

The Robinson-Humphrey                                Robinson-Humphrey Warrant                        13,500
Company, Inc.                                        exercisable for Common Stock
3333 Peachtree Road, NE
Atlanta, GA 30326
Attention:        Charles H.- Ogburn

Steven A. Fontana, Esq.                              Warrant exercisable for Common Stock                300
4708 Wedgefield Court
Wilmington, NC  28409

Edward N. Hill                                       Warrant exercisable for Common Stock                300
2709 Willow Street
Wilmington, NC  28405

Edward N. Hill                                       Warrant exercisable for Common Stock                150
2709 Willow Street
Wilmington, NC  28405

Robert R. Whittle, Ph.D.                             Warrant exercisable for Common Stock                500
2709 Willow Street
Wilmington, NC  28403

Robert R. Whittle, Ph.D.                             Warrant exercisable for Common Stock                250
2709 Willow Street
Wilmington, NC  28403


Mark P. Hayes, Ph.D.                                 Warrant exercisable for Common Stock                300
1302 Hawthorne Road
Wilmington, NC  28403

Christopher Smith                                    Warrant exercisable for Common Stock                400
7950 Old River Road
Burgaw, NC  28425

Ashok J. Desai                                       Warrant exercisable for Common Stock                500
3412 Hampshire Drive
Wilmington, NC  28409

Glen Meyer, Ph.D.                                    Warrant exercisable for Common Stock                200
6117 Clairidge Road
Wilmington, NC  28403

Dean G. Shirazi, Ph.D.                               Warrant exercisable for Common Stock                500
6906 Myric Court
Wilmington, NC  28411

Daniel White                                         Warrant exercisable for Common Stock                200
3506 Melissa Court
Wilmington, NC  28409

Daniel White                                         Warrant exercisable for Common Stock                300
3506 Melissa Court
Wilmington, NC  28409

James Swarbrick                                      Warrant exercisable for Common Stock                500
106 Blue Heron Lane
Hampstead, NC 28443

William H. Underwood                                 Warrant exercisable for Common Stock                500
1518 Portsmouth Drive
Wilmington, NC 28411

                                    EXHIBITS

A        Amended and Restated Certificate of Incorporation
B        By-laws
C Agreement by among Endeavor Pharmaceuticals Inc. and Alta BioPharma Partners, L.P. of even date herewith regarding Management Rights, Investments in Certain Countries, Indemnification and Superfund Requirements